UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 200 West Conshohocken, Pennsylvania	19428
(Address of principal executive offices)	(Zip Code)

(267) 824-2827

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MDGL	The NASDAQ Stock Market LLC

Item 5.02.	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is presented, as required, under the following subparagraphs of Item 5.02 of Form 8-K.

(c) On June 27, 2019, our Board of Directors (the “Board”) appointed Dr. Rebecca Taub to serve as our President of Research & Development, and this appointment was publicly announced on July 11, 2019 (collectively, the “Appointment”). Since July of 2016, Dr. Taub has served as Chief Medical Officer, Executive Vice President, Research and Development and Director. Dr. Taub will continue to serve as a member of our Board. Additional information concerning Dr. Taub’s business experience and relationship with the Company is set forth in our Proxy Statement filed with the SEC on May 15, 2019 and is incorporated herein by reference.

(e) In connection with the Appointment, on July 10, 2019, the Compensation Committee of our Board approved: an increase in Dr. Taub’s salary to $475,000 per annum (from $454,000 per annum); an increase in Dr. Taub’s target bonus percentage under our Annual Cash Incentive Plan to 50% (from 40%); and an award to Dr. Taub of 8,000 stock options at an exercise price of $101.30 per share, in accordance with our Amended 2015 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADRIGAL PHARMACEUTICALS, INC.

Date: July 11, 2019	/s/ Brian J. Lynch
Brian J. Lynch
Senior Vice President and General Counsel

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